UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)               May 13, 2003
                                                 -------------------------------




                        DEVCON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     Florida
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                 (State or other jurisdiction of incorporation)



     000-07152                                               59-0671992
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)




                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (954) 429-1500
                                                   -----------------------------



                                       N/A
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          (Former name or former address, if changed since last report)

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Item 7(c). Exhibits

99.1 Press Release dated May 13, 2003.

Item 9. Regulation FD Disclosure

The registrant is attaching a copy of a press release dated May 13, 2003 as
Exhibit 99.1.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           DEVCON INTERNATIONAL CORP.



Dated:  May 13, 2003                                  By:/s/  Jan Norelid
                                                        ------------------------
                                                   Name: Jan Norelid
                                                    Its: VP Finance and
                                                         Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.                                          Description
99.1                                     Press release dated May 13, 2003

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EX 99.1

FOR IMMEDIATE RELEASE                                      SYMBOL:      DEVC
Tuesday, May 13, 2003                                      TRADED:      Nasdaq


         DEVCON REPORTS FIRST QUARTER LOSS, IMPAIRMENT AND OTHER CHARGES

         DEERFIELD BEACH, Fla., May 13--Devcon International Corp. today reported a net loss of $5,624,000 or $1.63 per basic and diluted share for the first quarter ended March 31, 2003. This compares with net income of $937,000 or 26 cents per basic share (24 cents diluted) for the first quarter last year. Revenues were $12.1 million versus $13.4 million a year ago.
         First quarter 2003 results include a $2,859,000 charge for the impairment of assets primarily involving the rock crusher, ready-mix concrete operations and a concrete block plant on the half-Dutch, half-French island of Sint Maarten/St. Martin and a $932,000 retirement and severance expense.
         Donald L. Smith, Jr., chairman and president of the contracting and construction materials company, said, "Our operations on Sint Maarten/St. Martin continue to produce high-quality aggregates and ready-mix concrete but have not been profitable. The block plant on the island is being phased out as we increasingly import concrete block from our more efficient plant on St. Thomas. Under current accounting rules, it is appropriate to take the impairment charge on these Sint Maarten/St. Martin assets."
         At the same time, the company made a substantial addition to its accruals for retirement and planned severance. "In addition to these non-cash charges," Mr. Smith noted, "our selling, general and administrative expenses also included a charge for the termination of consulting agreements with former management employees. All of these retirement, severance and consulting measures are meant to reduce our labor expense in the future."
         He emphasized, "None of these adjustments affected our cash flow in the first quarter. Even with the operating loss in the quarter, cash flow from operations remained positive." Looking ahead, Mr. Smith said, "Our construction contracting division increased its backlog by $4.3 million since the beginning of the year, and closed the quarter with a $9.9 million backlog of unfilled portions of land development contracts. We also expect our continuing positive cash flows to further improve our strong balance sheet as we explore ways of utilizing this strength to improve shareholder value."
         The company's first quarter conference call is scheduled for 10:00 a.m. ET Wednesday, May 14, 2003, and the company's second quarter conference call is scheduled for 10:00 a.m. ET on Tuesday, August 12, 2003. The calls may be accessed through live webcast links on the company's Internet home page, www.devc.com. Each webcast will be archived and available on the company's website for one week following each call.
         Devcon produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean. Principal operations are on St. Croix and St. Thomas in the U.S. Virgin Islands, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. The company also dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites.
                                                                      MORE. . .

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PAGE 2 / DEVCON REPORTS FIRST QUARTER LOSS, IMPAIRMENT AND OTHER CHARGES
         This news release contains forward-looking statements related to future growth and opportunities. Actual results may differ as a result of factors over which the company has no control including hurricanes, the strength of the economy, slower than anticipated sales growth, price and product competition, and increases in raw materials costs. Additional information which could affect the company's financial results is included in regular reports to the Securities and Exchange Commission.

DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In thousands except per-share amounts)
                                                           Three Months Ended
                                                              March 31,
                                                           2003         2002
Materials revenue                                    $    8,608    $   8,958
Construction revenue                                      3,455        4,429
                                                        -------       ------
         Total revenue                                   12,063       13,386

Cost of materials                                        (7,702)      (7,841)
Cost of construction                                     (3,965)      (3,523)
                                                        --------     --------
     Gross profit                                           396        2,023

Operating expenses:
     Selling, general and administrative expenses         3,413        2,711
     Retirement and severance expense                       932          147
     Impairment of long-lived assets                      2,859            7
                                                        -------        -----
         Operating loss                                 (6,808)        (842)

Other income (deductions):
     Joint venture equity gain                                1            1
     Gain on sale of equipment and property                   6           85
     Gain on sale of businesses                              --        1,048
     Interest expense                                       (37)         (76)
     Interest income                                        957        1,016
                                                         ------       ------
                                                            927        2,075
                                                         ------       ------
         (Loss) income before income taxes               (5,881)       1,233

Income tax benefit (expense)                                257         (296)

     Net (loss) income                               $   (5,624)   $     937
                                                         ======        =====
(Loss) earnings per share:
Basic                                                $    (1.63)   $     .26
Diluted                                              $    (1.63)   $     .24

Weighted average common shares outstanding:
Basic                                                     3,456        3,588
Diluted                                                   3,456        3,896
                                                                        MORE...


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PAGE 3 / DEVCON REPORTS FIRST QUARTER LOSS, IMPAIRMENT AND OTHER CHARGES

DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

                                                    March 31,       December 31,
                                                       2003              2002
ASSETS
Cash and cash equivalents                       $     9,386       $    8,977
Other current assets                                 17,351           19,336
Property, plant and equipment - net                  26,466           30,028
Other long term assets                               10,620           10,096
                                                    -------          -------
Total assets                                    $    63,823       $   68,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                             $     9,422       $    8,654
Long-term debt and liabilities                        5,779            4,758
Stockholders' equity                                 48,622           55,025
                                                    -------           ------
Total liabilities and stockholders' equity      $    63,823       $   68,437



                                                 #####

FOR MORE INFORMATION:               Jan Norelid, Vice President and CFO, or
                                    Richard Hornsby, Executive Vice President
                                    Devcon International Corp.
                                    954/429-1500
                                      -or-
                                    Investor Relations Consultants
                                    727/781-5577 or E-mail: irpro@mindspring.com

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